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                                  Exhibit 10.15

                       THIRD AMENDMENT TO CREDIT AGREEMENT


         THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of August 20, 1998 by and between INVIVO CORPORATION, a Delaware corporation (Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("bank).

                                    RECITALS

         WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of December 1, 1996, as amended from time to time ("Credit Agreement").

         WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

         1. Section 5.2 is hereby deleted in its entirety, and the following substituted therefore:

                  "SECTION 5.2 OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank,
(b) any other liabilities of Borrower existing as of, and disclosed to Bank prior to, the date thereof except debt from First Union Bank for the purpose of financing the expansion of that certain manufacturing facility owned by Invivo Research, Inc.(an Invivo Corporation Subsidiary) located in Orlando, Florida, and (c) make any additional investment in fixed assets in any fiscal year in excess of an aggregate of $325,000.00."



         2. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

         3. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.



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         In WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.


                                                     WELLS FARGO BANK,
INVIVO CORPORATION                                   NATIONAL ASSOCIATION



By:      _____________________________               By:_______________________
         James B. Hawkins                               Rick Freeman
         President                                      Vice President



By:      _____________________________
         John F. Glenn
         Vice President, Finance

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